Exhibit 10.1

SPAC HOLDERS SUPPORT AGREEMENT

This SPAC Holders Support Agreement (this “Agreement”) is dated as of October 14, 2022, by and among the Persons set forth on Exhibit A hereto (each, a “Shareholder” and, collectively, the “Shareholders”), HH&L Acquisition Co., a Cayman Islands exempted company limited by shares (“SPAC”), and DiaCarta, Ltd., a Cayman Islands exempted company limited by shares (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, each Shareholder is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of SPAC Shares (all such shares (including shares underlying other securities), or any successor or additional shares of SPAC of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by such Shareholder prior to the termination of this Agreement are referred to herein as the “Subject Shares”) and SPAC Private Placement Warrants (all such warrants, or any successor or additional warrants of SPAC of which ownership is hereafter acquired by any such Shareholder prior to the termination of this Agreement are referred to herein as the “Subject Warrants”) of SPAC as are indicated opposite such Shareholder’s name on Exhibit A attached hereto;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, SPAC, the Company and Diamond Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the SPAC (“Merger Sub”), have entered into a Business Combination Agreement (as amended, restated, modified or supplemented from time to time, together with any letter, schedule, attachment, appendix and exhibit attached or referenced thereto, the “Merger Agreement”), dated as of the date hereof;

WHEREAS, prior to the Effective Time and subject to the conditions of the Merger Agreement, SPAC shall migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”), and the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) and upon such continuation be registered as a Delaware corporation and deregistered in the Cayman Islands;

WHEREAS, prior to the Effective Time and subject to the conditions of the Merger Agreement, the Company shall migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and the Cayman Companies Act;

WHEREAS, in accordance with the Merger Agreement, among other transactions, at the Effective Time, Merger Sub will merge with and into the Domesticated Company, with the Domesticated Company surviving the Merger as a wholly owned subsidiary of Domesticated SPAC; and

WHEREAS, as an inducement to SPAC, Merger Sub, and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
SHAREHOLDER SUPPORT AGREEMENT; COVENANTS

1.1            Binding Effect of Merger Agreement. Each Shareholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. From the date hereof until the Expiration Time (as defined below), each Shareholder shall be bound by and comply with Sections 6.6 (No Solicitation by SPAC) and 9.12 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (a) such Shareholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “SPAC” contained in Section 6.6 of the Merger Agreement also referred to each such Shareholder.

1.2            No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 8.1 (Termination) thereof (the earlier of (a) and (b), the “Expiration Time”), each Shareholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Prospectus) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares or Subject Warrants owned by such Shareholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares or Subject Warrants owned by such Shareholder or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii) (clauses (i), (ii) and (iii), collectively, a “Transfer”).

1.3            New Shares. In the event that (a) any Subject Shares, Subject Warrants or other equity securities of SPAC are issued to the Shareholder after the date of this Agreement pursuant to any distribution of bonus shares, stock dividend, stock split, recapitalization, reclassification, combination or exchange of, on or affecting the Subject Shares, Subject Warrants or other equity securities of SPAC owned by such Shareholder, (b) the Shareholder purchases or otherwise acquires beneficial ownership of any Subject Shares, Subject Warrants or other equity securities of SPAC after the date of this Agreement and prior to the Closing, or (c) the Shareholder acquires the right to vote or share in the voting of any Subject Shares or other equity securities of SPAC after the date of this Agreement (such Subject Shares, Subject Warrants or other equity securities of SPAC, collectively, the “New Securities”), then such New Securities acquired or purchased by such Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares or Subject Warrants owned by such Shareholder as of the date hereof.

1.4            Shareholder Agreements.

(a)            During the period commencing on the date hereof and ending on the Expiration Time, each Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of SPAC (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of SPAC distributed by the SPAC Board or otherwise undertaken as contemplated by the Merger Agreement or the transactions contemplated thereby, such Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Shareholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares:

(i)            to approve and adopt the SPAC Transaction Proposals, and the transactions contemplated therein; including without limitation to any other consent, waiver, approval is required under SPAC’s Governing Documents or under any agreements between SPAC and its shareholders, or otherwise sought with respect to the Merger Agreement or the transactions contemplated thereby or the SPAC Transaction Proposals;

(ii)            in any other circumstances upon which a consent or other approval is required under SPAC’s Governing Documents or under any agreements between SPAC and its shareholders, or otherwise sought with respect to the Merger Agreement or the transactions contemplated thereby or the SPAC Transaction Proposals or the transactions contemplated therein, to vote, consent or approve (or cause to be voted, consented or approved) all of such Shareholder’s Subject Shares held at such time in favor thereof;

(iii)            against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the SPAC Transaction Proposals and the transactions contemplated thereby);

(iv)            against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC (other than the Merger Agreement or the other Ancillary Agreements and the transactions contemplated thereby);

(v)            against any change in the business, management or the SPAC Board (other than in connection with the SPAC Transaction Proposals and the transactions contemplated thereby);

(vi)            against any proposal, action or agreement that would (A) impede, interfere with, delay, postpone, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement, the Merger or any of the transactions contemplated by the Merger Agreement, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPAC or the Shareholders under the Merger Agreement or this Agreement, as applicable, (C) result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled, or (D) change in any manner the dividend policy or capitalization of SPAC, including the voting rights of any class of capital stock of SPAC; and

(vii)            to approve the Extension Proposal, subject to the terms and conditions in the Merger Agreement.

During the period commencing on the date hereof and ending on the Expiration Time, each Shareholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b)            Each Shareholder shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of February 5, 2021, by and among SPAC, the Sponsor, and certain directors and officers of SPAC (the “Letter Agreement”), including the obligations of the Shareholders pursuant to Section 1 therein to not redeem, or submit a request to SPAC’s transfer agent or otherwise exercise any right to redeem, any SPAC Ordinary Shares (including the Subject Shares) owned by such Shareholders in connection with the transactions contemplated by the Merger Agreement.

(c)            During the period commencing on the date hereof and ending on the Expiration Time, each Shareholder shall not modify or amend any Contract between or among the Shareholder or any Affiliate of such Shareholder (other than SPAC), on the one hand, and SPAC, on the other hand, without the prior written consent of the Company.

1.5            No Challenges. Each Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

1.6            Further Assurances. Each Shareholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary under applicable Laws, or reasonably requested by SPAC or the Company, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

1.7            No Inconsistent Agreement. Each Shareholder hereby represents and covenants that such Shareholder has not entered into, shall not enter into, and shall not grant a proxy or power of attorney to enter into, any agreement or undertaking that would restrict, limit, be inconsistent with or interfere with the performance of such Shareholder’s obligations hereunder.

1.8            Waiver of Adjustment Provisions. Notwithstanding anything to the contrary in any other document, agreement or contract to which each Shareholder is bound, each Shareholder (for itself and for its successors, heirs, assigns and permitted transferees) hereby (but subject to the consummation of the Merger) irrevocably and unconditionally waives and agrees not to exercise or assert, any rights to adjustment or other anti-dilution protections with respect to the rate at which SPAC Class B Ordinary Shares convert into SPAC Class A Ordinary Shares in connection with the SPAC Class B Conversion and, in furtherance of the foregoing, each Shareholder hereby agrees and acknowledges that each SPAC Class B Ordinary Share shall convert into SPAC Class A Ordinary Shares on a one-for-one basis automatically immediately prior to the SPAC Domestication in connection with the SPAC Class B Conversion, such waiver, agreement and acknowledgement constituting sufficient and necessary waiver under the terms of the SPAC Articles to waive any and all adjustments to the Initial Conversion Ratio (as defined in the SPAC Articles) in connection with, and subject to, the consummation of the Merger.

1.9            Consent to Disclosure. Each Shareholder hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement/Prospectus (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC or the Company) of such Shareholder’s identity and beneficial ownership of Subject Shares and Subject Warrants, and the nature of such Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. Each Shareholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with the SEC).

1.10            U.S. federal income tax treatment of SPAC Class B Conversion. For U.S. federal income Tax purposes, the parties intend that the SPAC Class B Conversion qualifies as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code and the Treasury Regulations promulgated thereunder and this Agreement and the Merger Agreement, together, are intended to be, and are adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a).

Article II
REPRESENTATIONS AND WARRANTIES

2.1            Representations and Warranties of the Shareholders. Each Shareholder represents and warrants as of the date hereof to SPAC and the Company (solely with respect to itself, himself or herself and not with respect to any other Shareholder) as follows:

(a)            Organization; Due Authorization. If such Shareholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Shareholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Shareholder. If such Shareholder is an individual, such Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder, and the signature on this Agreement is genuine. This Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Shareholder. Each Shareholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Agreement. Each Shareholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

(b)            Ownership. Such Shareholder is, as of the date hereof, the record and beneficial owner of, and has good title to, all of such Shareholder’s Subject Shares and Subject Warrants as indicated opposite such Shareholder’s name on Exhibit A attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares or Subject Warrants (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares or Subject Warrants, other than Liens pursuant to (i) this Agreement, (ii) the SPAC’s Governing Documents, (iii) the Merger Agreement, (iv) the Letter Agreement, or (v) any applicable securities Laws. Such Shareholder’s Subject Shares and Subject Warrants as indicated opposite such Shareholder’s name on Exhibit A attached hereto are the only equity securities in SPAC owned of record or beneficially by such Shareholder on the date of this Agreement, and none of such Shareholder’s Subject Shares or Subject Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares or Subject Warrants, except as provided hereunder and under the Letter Agreement. Each Shareholder has the sole power to vote or cause to be voted such Shareholder’s Subject Shares. Other than the Subject Warrants, the Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any equity securities convertible into, or which can be exchanged for, equity securities of SPAC.

(c)            No Conflicts. The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of his, her or its obligations hereunder will not, (i) if such Shareholder is not an individual, conflict with or result in a violation of the organizational documents of such Shareholder, (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Shareholder or such Shareholder’s Subject Shares or Subject Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Shareholder of its, his or her obligations under this Agreement, or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of SPAC or any of SPAC’s Subsidiaries, to the extent the creation of such Lien would prevent, enjoin or materially delay the performance by such Shareholder of its, his or her obligations under this Agreement.

(d)            Litigation. There are no Actions or other proceedings at law or in equity initiated or pending against such Shareholder, or to the knowledge of such Shareholder threatened against such Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of its, his or her obligations under this Agreement. There is no outstanding Governmental Order imposed upon such Shareholder, or, if applicable, any of the Shareholder’s Subsidiaries.

(e)            Adequate Information. Such Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon SPAC or the Company and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Shareholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty to such Shareholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares and Subject Warrants held by such Shareholder are irrevocable.

(f)            Brokerage Fees. Except as described on Section 5.14 of the SPAC Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by such Shareholder or, to the knowledge of such Shareholder, by SPAC or Merger Sub or for which SPAC or any of its Affiliates may become liable.

(g)            Acknowledgment. Such Shareholder understands and acknowledges that each of SPAC and the Company is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Shareholder contained herein.

Article III
MISCELLANEOUS

3.1            Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time, and (b) as to each Shareholder, the written agreement of SPAC, the Company and such Shareholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

3.2            Amendment. Subject to applicable Law, this Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by SPAC, the Company, and each Shareholder, and cannot be terminated orally or by course of conduct.

3.3            Waiver. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such provision so waived is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.4            Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 9.3 of the Merger Agreement to the applicable party, with respect to the Company and SPAC, at the respective addresses set forth in Section 9.3 of the Merger Agreement, and, with respect to a Shareholder, at the address set forth on Exhibit A.

3.5            Assignment. No party hereto shall assign this Agreement or any part hereof or delegate any rights or obligations hereunder without the prior written consent of the other parties hereto and any such assignment, transfer or delegation without such prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.6            Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

3.7            Governing Law; Jurisdiction. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof that would subject such matter to the Laws of another jurisdiction. All Actions arising under the Laws of the State of New York out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over any such Actions, they shall be heard and determined exclusively in the Supreme Court of the State of New York, Commercial Division, sitting in the Borough of Manhattan of The City of New York (and any appellate court therefrom). Each of the parties hereto agrees that mailing of process or other papers in connection with any such Actions in the manner provided in Section 3.4 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the aforesaid courts for the purpose of any Action arising under the Laws of the State of New York out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 3.7.

3.8            Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY ACTION RELATING TO THIS AGREEMENT, EACH OTHER ANCILLARY AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE AND WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH ACTION IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH ACTION A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER ANCILLARY AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH A SEPARATE ACTION OR OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED. THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY ACTION ARISING UNDER THIS AGREEMENT, THE OTHER ANCILLARY AGREEMENTS OR RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SUCH PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.9            Entire Agreement. This Agreement and any other documents and instruments and agreements among the parties hereto as contemplated or referred to herein, constitute the entire agreement among the parties to this Agreement in respect of the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, exist between such parties except as expressly set forth in this Agreement. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof or thereof.

3.10            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.11            Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

3.12            Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the non-breaching parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

3.13            Adjustment for Stock Split. If, and as often as, there are any changes in SPAC or the Subject Shares or Subject Warrants by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shareholders, SPAC, the Company, the Subject Shares or the Subject Warrants, as so changed.

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IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SPONSOR:

HH&L INVESTMENT CO.

By:	/s/ Richard Qi Li
Name: Richard Qi Li
Title: Director

[Signature Page to SPAC Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SHAREHOLDER:

DEREK NELSEN SULGER

/s/ Derek Nelsen Sulger

[Signature Page to SPAC Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SHAREHOLDER:

QINGJUN JIN

/s/ Qingjun Jin

[Signature Page to SPAC Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SHAREHOLDER:

JINGWU ZHANG ZANG

/s/ Jingwu Zhang Zang

[Signature Page to SPAC Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SHAREHOLDER:

FREDERICK SI HANG MA

/s/ Frederick Si Hang Ma

[Signature Page to SPAC Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SPAC:

HH&L ACQUISITION CO.

By:	/s/ Richard Qi Li
Name: Richard Qi Li
Title: Chief Executive Officer and Director

[Signature Page to SPAC Holders Support Agreement]

COMPANY:

DIACARTA, LTD.

By:	/s/ Aiguo Zhang
Name: Aiguo Zhang
Title: Chief Executive Officer

[Signature Page to SPAC Holders Support Agreement]

Exhibit A